UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2010

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 21, 2010, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107 (a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the Federal Mine Safety and Health Administration (“MSHA”).

On October 25, 2010, at approximately 12:40 P.M., Excel Mining, LLC (“Excel”), an operating subsidiary of Alliance Resource Partners, L.P., received an imminent danger order under Section 107(a) of the Mine Act. The order was issued after an MSHA Coal Mine Inspector (“CMI”) obtained a methane reading at approximately 11:30 A.M. which MSHA claimed showed excessive methane. The reading was taken directly in front of a 120 psi seal, which is used to close off inactive, previously mined areas, at Excel’s No. 3 Mine. No injuries occurred and Excel’s active mining units were all located on a separate and distinct airway, between 8,500 and 26,000 feet from the location of the seal. The order has been terminated. Excel contends that the imminent danger order was not justified and is without merit and Excel intends to seek judicial review of the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: October 29, 2010

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